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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements No. 33-67880, No. 33-87196, No. 33-94888, and No. 333-60617 of The First Years Inc.
(the "Company") on Form S-8 of our report dated March 4, 1999 (March 29, 1999 as to paragraph 3 of footnote 8), appearing in this Annual Report on Form 10-K of The First Years Inc. for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 31, 1999